Exhibit 99.1

CONTACT:	Investor Relations	Corporate Communications
	404-715-2170	404-715-2554, media@delta.com

Delta Air Lines Announces June Quarter Profit

•	June 2016 quarter GAAP pre-tax income of $2.4 billion, adjusted pre-tax income[1] of $1.7 billion
•	GAAP earnings per share of $2.03 and adjusted earnings of $1.47 per diluted share
•	$1.6 billion free cash flow used in part for $1.1 billion in dividends and share repurchases

ATLANTA, Jul. 14, 2016 – Delta Air Lines (NYSE:DAL) today reported financial results for the June 2016 quarter. Highlights of Delta’s June 2016 quarter results, including both GAAP and adjusted metrics, are below and incorporated here.

Adjusted pre-tax income for the June 2016 quarter was $1.7 billion, a $42 million increase over June 2015 quarter. Adjusted net income was $1.1 billion or $1.47 per diluted share.

“The Delta people again delivered another quarter of solid profitability, superior operational performance and great customer service, continuing to strengthen our brand and our foundation for the future,” said Ed Bastian, Delta’s chief executive officer.  “As we look to the remainder of the year, the large year-on-year savings driven by lower fuel are largely behind us and it is important to achieving our long-term financial targets that we get unit revenues back to a positive trajectory.”

Revenue Environment

Delta’s operating revenue for the June quarter decreased 2 percent, or $260 million, of which $65 million was due to foreign currency pressures. Passenger unit revenues declined 4.9 percent, including 1 point of impact from foreign currency, on a 3.2 percent increase in capacity.

Capacity Actions In Response to Global Events

With the additional foreign currency pressure from the steep drop in the British pound and the economic uncertainty from Brexit, Delta has decided to reduce 6 points of U.S.-U.K. capacity from its winter schedule. These changes, in combination with other network actions, will reduce system capacity by approximately one point in the December 2016 quarter and the company now expects to grow its system capacity by 1 percent year over year during this period.

“While the revenue environment remains challenging, with persistent headwinds from close-in domestic yields and geopolitical uncertainty, we remain focused on achieving our goal of positive unit revenues by year end,” said Glen Hauenstein, Delta’s president.  “We’ll continue to move quickly and aggressively with all our commercial levers, including an incremental 1 point reduction in our December quarter capacity levels, to make sure we create the momentum we need to achieve this goal.”

1

		Increase (Decrease)
		2Q16 versus 2Q15
		Change	Unit
Passenger Revenue	2Q16 ($M)	YOY	Revenue	Yield	Capacity
Mainline	4,721	0.2%	(5.2) %	(4.4) %	5.6%
Regional	1,499	(3.4) %	(6.4) %	(5.4) %	3.2%
Total Domestic	6,220	(0.7) %	(5.6) %	(4.8) %	5.2%
Atlantic	1,511	(2.6) %	(4.4) %	(3.6) %	2.0%
Pacific	662	(8.3) %	(5.1) %	(7.0) %	(3.4) %
Latin America	577	(4.0) %	(4.9) %	(7.8) %	0.9%
Total Passenger	8,970	(1.8) %	(4.9) %	(4.7) %	3.2%
Cargo Revenue	165	(20.3) %
Other Revenue	1,312	(3.6) %
Total Revenue	10,447	(2.4) %

September 2016 Quarter Guidance

Following are Delta’s projections for the September 2016 quarter:

3Q16 Forecast
Operating margin	19% - 21%
Passenger unit revenue (compared to 3Q15)	Down 4% - 6%
Fuel price, including taxes and refinery impact	$1.52 - $1.57
CASM – Ex including profit sharing (compared to 3Q15)*	~ Flat
System Capacity (compared to 3Q15)	Up 1% - 2%

*See note A for information about reconciliation of these non-GAAP financial measures

Cost Performance

Adjusted fuel expense2 declined $408 million compared to the same period in 2015, on 28 percent lower market fuel prices. Hedge losses for the quarter totaled $614 million, including $455 million of early settlements. Delta has no hedge book remaining for 2016.

CASM-Ex3 including profit sharing, was flat for the June 2016 quarter compared to the prior year period driven by strong operational performance and productivity savings realized during the quarter.

Non-operating expense declined by $35 million driven by $34 million of lower interest expense.

“Our commitment to cost productivity is a key part of achieving our long-term financial goals while continuing to make investments in our people, product and service,” said Paul Jacobson, Delta’s chief financial officer. “Our solid cost performance, combined with our industry-leading revenue premium, helped to produce $2.6 billion of operating cash flow this quarter.  We invested a portion of this cash in the business, resulting in the $1.6 billion in free cash flow used to further reduce our debt levels and also return $1.1 billion to our owners through dividends and share repurchases.”

Cash Flow, Shareholder Returns, and Adjusted Net Debt

Delta generated $2.6 billion of adjusted operating cash flow and $1.6 billion of free cash flow during the quarter. The company used this strong cash generation to invest $1.0 billion into the business, including roughly $880 million in fleet investments.

2

Delta made a $135 million contribution to its pension plan during the quarter, completing its planned $1.3 billion in pension contributions for the year.

For the June quarter, the company returned $1.1 billion to shareholders, comprised of $103 million of dividends and $1 billion of share repurchases. At its May analyst meeting, the company announced its third consecutive 50 percent increase to its dividend, which will increase to $0.81 per share annually beginning in the September quarter. In addition, the company announced its plan to complete its existing $5 billion share repurchase authorization by May 2017, ahead of schedule.

Adjusted net debt4 at the end of the quarter stood at $6.8 billion. In recognition of its improved financial strength, Delta’s corporate credit rating was upgraded during the quarter by FitchRatings to BBB-, an investment grade rating. This is the second ratings agency to recognize the company with investment grade status.

June 2016 Quarter Results

	GAAP		Adjusted
($ in millions except per share and unit costs)	2Q16	2Q15	2Q16	2Q15
Pre-tax income	2,350	2,366	1,682	1,640
Net income	1,546	1,485	1,124	1,027
Diluted earnings per share	2.03	1.83	1.47	1.27
Fuel Expense (including regional carriers)	1,447	1,752	2,064	2,472
Consolidated unit cost	12.16	12.88	9.54	9.55
Operating cash flow	3,215	2,745	2,615	2,476
Total debt and capital leases (adjusted net debt)	7,804	9,157	6,777	7,141

Special Items

Special items, net of taxes, in the June 2016 quarter totaled $422 million, including $390 million in mark-to-market adjustments and settlements on fuel hedges.

Special items, net of taxes, in the June 2015 quarter totaled $458 million, including $454 million for mark-to-market adjustments and settlements on fuel hedges.

About Delta

Delta Air Lines serves nearly 180 million customers each year. In 2016, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the fifth time in six years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented five consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 337 destinations in 62 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

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End Notes

(1)	Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release to the comparable GAAP metric and provides the reasons management uses those measures.

(2)	Adjusted fuel expense reflects, among other things, the impact of mark-to-market (“MTM”) adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. See Note A for a reconciliation of adjusted fuel expense and average fuel price per gallon to the comparable GAAP metric.

(3)	CASM - Ex, including profit sharing: In addition to fuel expense, Delta believes adjusting for certain other expenses is helpful to investors because other expenses are not related to the generation of a seat mile. These expenses include aircraft maintenance and staffing services Delta provides to third parties, Delta's vacation wholesale operations and refinery cost of sales to third parties. The amounts excluded were $284 million and $346 million for the June 2016 and June 2015 quarters, and $597 million and $639 million for the six months ended June 30, 2016 and 2015, respectively. Management believes this methodology provides a more consistent and comparable reflection of Delta's airline operations.

(4)	Adjusted net debt includes $22 million of hedge margin receivable, which is cash that we have posted with counterparties as hedge margin. See Note A for additional information about our calculation of adjusted net debt.

Forward Looking Statements Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the availability of aircraft fuel; the effects of terrorist attacks or geopolitical conflict; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions including the effects of Brexit; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2015. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Jul. 14, 2016, and which we have no current intention to update.

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DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months				Six Months
	Ended June 30,				Ended June 30,
(in millions, except per share data)	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change
Operating Revenue:
Passenger:
Mainline	$7,471	$7,587	$(116)	(2)%	$13,915	$14,136	$(221)	(2)%
Regional carriers	1,499	1,552	(53)	(3)%	2,817	2,926	(109)	(4)%
Total passenger revenue	8,970	9,139	(169)	(2)%	16,732	17,062	(330)	(2)%
Cargo	165	207	(42)	(20)%	327	424	(97)	(23)%
Other	1,312	1,361	(49)	(4)%	2,639	2,609	30	1%
Total operating revenue	10,447	10,707	(260)	(2)%	19,698	20,095	(397)	(2)%

Operating Expense:
Salaries and related costs	2,391	2,195	196	9%	4,702	4,287	415	10%
Aircraft fuel and related taxes	1,228	1,457	(229)	(16)%	2,455	3,292	(837)	(25)%
Regional carrier expense
Fuel	219	295	(76)	(26)%	386	559	(173)	(31)%
Other	877	802	75	9%	1,716	1,591	125	8%
Contracted services	484	457	27	6%	960	898	62	7%
Depreciation and amortization	470	448	22	5%	956	918	38	4%
Aircraft maintenance materials and outside repairs	446	499	(53)	(11)%	895	951	(56)	(6)%
Passenger commissions and other selling expenses	437	421	16	4%	825	807	18	2%
Landing fees and other rents	376	388	(12)	(3)%	724	761	(37)	(5)%
Profit sharing	324	411	(87)	(21)%	596	547	49	9%
Passenger service	221	227	(6)	(3)%	410	417	(7)	(2)%
Aircraft rent	66	60	6	10%	132	120	12	10%
Other	485	573	(88)	(15)%	978	1,075	(97)	(9)%
Total operating expense	8,024	8,233	(209)	(3)%	15,735	16,223	(488)	(3)%

Operating Income	2,423	2,474	(51)	(2)%	3,963	3,872	91	2%

Non-Operating Expense:
Interest expense, net	(93)	(127)	34	(27)%	(200)	(258)	58	(22)%
Miscellaneous, net	20	19	1	5%	21	(62)	83	NM
Total non-operating expense, net	(73)	(108)	35	(32)%	(179)	(320)	141	(44)%

Income Before Income Taxes	2,350	2,366	(16)	(1)%	3,784	3,552	232	7%

Income Tax Provision	(804)	(881)	77	(9)%	(1,292)	(1,321)	29	(2)%

Net Income	$1,546	$1,485	$61	4%	$2,492	$2,231	$261	12%

Basic Earnings Per Share	$2.04	$1.85			$3.25	$2.75
Diluted Earnings Per Share	$2.03	$1.83			$3.23	$2.72
Basic Weighted Average Shares Outstanding	758	803			766	811
Diluted Weighted Average Shares Outstanding	763	811			772	819

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DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Consolidated:
Revenue passenger miles (millions)	56,415	54,755	3.0%	104,140	100,976	3.1%
Available seat miles (millions)	65,979	63,937	3.2%	124,124	120,534	3.0%
Passenger mile yield (cents)	15.90	16.69	(4.7)%	16.07	16.90	(4.9)%
Passenger revenue per available seat mile (cents)	13.59	14.29	(4.9)%	13.48	14.16	(4.8)%
Operating cost per available seat mile (cents)	12.16	12.88	(5.6)%	12.68	13.46	(5.8)%
CASM-Ex, including profit sharing - see Note A (cents)	9.54	9.55	(0.1)%	9.91	9.70	2.1%
Passenger load factor	85.5%	85.6%	(0.1) pts	83.9%	83.8%	0.1 pts
Fuel gallons consumed (millions)	1,046	1,029	1.7%	1,976	1,947	1.5%
Average price per fuel gallon	$1.38	$1.70	(18.8)%	$1.44	$1.98	(27.3)%
Average price per fuel gallon, adjusted - see Note A	$1.97	$2.40	(17.9)%	$1.67	$2.65	(37.0)%
Number of aircraft in fleet, end of period	944	916	28
Full-time equivalent employees, end of period	84,791	83,247	1.9%

Mainline:
Revenue passenger miles (millions)	50,847	49,304	3.1%	93,633	90,608	3.3%
Available seat miles (millions)	59,173	57,341	3.2%	110,883	107,512	3.1%
Operating cost per available seat mile (cents)	11.60	12.32	(5.8)%	12.18	12.86	(5.3)%
CASM-Ex, including profit sharing - see Note A (cents)	9.10	9.22	(1.3)%	9.49	9.27	2.4%
Fuel gallons consumed (millions)	891	878	1.5%	1,675	1,650	1.5%
Average price per fuel gallon	$1.37	$1.65	(17.0)%	$1.46	$1.99	(26.6)%
Average price per fuel gallon, adjusted - see Note A	$2.06	$2.47	(16.6)%	$1.74	$2.78	(37.4)%
Number of aircraft in fleet, end of period	822	800	22

Note: except for full-time equivalent employees and number of aircraft in fleet, consolidated data presented includes operations under Delta’s contract carrier arrangements.

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DELTA AIR LINES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	June 30,
(in millions)	2016	2015
Cash Flows From Operating Activities:
Net income	$1,546	$1,485
Depreciation and amortization	470	448
Hedge derivative contracts	(414)	(556)
Deferred income taxes	791	868
Pension, postretirement and postemployment payments greater than expense	(61)	(245)
Changes in:
Hedge margin	427	249
Air traffic liability	(33)	173
Profit sharing	324	411
Other working capital changes, net	165	(88)
Net cash provided by operating activities	3,215	2,745

Cash Flows From Investing Activities:
Property and equipment additions:
Flight equipment, including advance payments	(880)	(726)
Ground property and equipment, including technology	(166)	(193)
Net purchases of short-term investments	(80)	(50)
Other, net	14	14
Net cash used in investing activities	(1,112)	(955)

Cash Flows From Financing Activities:
Payments on long-term debt and capital lease obligations	(690)	(333)
Repurchases of common stock	(1,026)	(925)
Cash dividends	(103)	(72)
Fuel card obligation	(137)	(288)
Payments on hedge derivative contracts	(170)	–
Other, net	(23)	(1)
Net cash used in financing activities	(2,149)	(1,619)

Net (Decrease) Increase in Cash and Cash Equivalents	(46)	171
Cash and cash equivalents at beginning of period	1,708	2,122
Cash and cash equivalents at end of period	$1,662	$2,293

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DELTA AIR LINES, INC.

Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in millions)	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$1,662	$1,972
Short-term investments	1,289	1,465
Accounts receivable, net	2,102	2,020
Fuel inventory	455	379
Expendable parts and supplies inventories, net	340	318
Hedge derivatives asset	773	1,987
Prepaid expenses and other	1,017	915
Total current assets	7,638	9,056

Property and Equipment, Net:
Property and equipment, net	23,975	23,039

Other Assets:
Goodwill	9,794	9,794
Identifiable intangibles, net	4,852	4,861
Deferred income taxes, net	3,797	4,956
Other noncurrent assets	1,578	1,428
Total other assets	20,021	21,039
Total assets	$51,634	$53,134

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt and capital leases	$1,115	$1,563
Air traffic liability	5,955	4,503
Accounts payable	2,956	2,743
Accrued salaries and related benefits	2,237	3,195
Hedge derivatives liability	895	2,581
Frequent flyer deferred revenue	1,589	1,635
Other accrued liabilities	1,503	1,306
Total current liabilities	16,250	17,526

Noncurrent Liabilities:
Long-term debt and capital leases	6,689	6,766
Pension, postretirement and related benefits	12,576	13,855
Frequent flyer deferred revenue	2,294	2,246
Other noncurrent liabilities	2,015	1,891
Total noncurrent liabilities	23,574	24,758

Commitments and Contingencies

Stockholders' Equity:
Common stock	–	–
Additional paid-in capital	9,361	10,875
Retained earnings	10,000	7,623
Accumulated other comprehensive loss	(7,279)	(7,275)
Treasury stock	(272)	(373)
Total stockholders' equity	11,810	10,850
Total liabilities and stockholders' equity	$51,634	$53,134

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Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. The Company does not reconcile forward looking non-GAAP financial measures because MTM adjustments and settlements will not be known until the end of the period and could be significant.

Pre-Tax Income and Net Income, adjusted. We adjust for the following items to determine pre-tax income and net income, adjusted, for the reasons described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze the company’s recurring core performance in the period shown.

Virgin Atlantic MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in non-operating expense. We adjust for Virgin Atlantic's MTM adjustments to allow investors to better understand and analyze the company’s core financial performance in the periods shown.

Income tax. We included the income tax effect of adjustments when presenting net income, adjusted. We believe that presenting the income tax effect of adjustments allows investors to better understand and analyze the company’s core financial performance in the periods shown.

	Three Months Ended			Three Months Ended
	June 30, 2016			June 30, 2016
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$2,350	$(804)	$1,546	$2.03
Adjusted for:
MTM adjustments and settlements	(617)	227	(390)
Virgin Atlantic MTM adjustments	(51)	19	(32)
Total adjustments	(668)	246	(422)	(0.56)
Non-GAAP	$1,682	$(558)	$1,124	$1.47

	Three Months Ended			Three Months Ended
	June 30, 2015			June 30, 2015
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$2,366	$(881)	$1,485	$1.83
Adjusted for:
MTM adjustments and settlements	(720)	266	(454)
Restructuring and other	25	(9)	16
Virgin Atlantic MTM adjustments	(31)	11	(20)
Total adjustments	(726)	268	(458)	(0.56)
Non-GAAP	$1,640	$(613)	$1,027	$1.27

Fuel expense, adjusted and Average fuel price per gallon, adjusted. The tables below show the components of fuel expense, including the impact of the refinery segment and hedging on fuel expense and average price per gallon. We then adjust for MTM adjustments and settlements for the reason described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

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Fuel expense, adjusted and Average fuel price per gallon, adjusted (cont.)

Consolidated:

			Average Price Per Gallon
	Three Months Ended		Three Months Ended
	June 30,		June 30,
(in millions, except per gallon data)	2016	2015	2016	2015
Fuel purchase cost	$1,440	$1,968	$1.37	$1.91
Airline segment fuel hedge gains	(3)	(126)	–	(0.12)
Refinery segment impact	10	(90)	0.01	(0.09)
Total fuel expense	$1,447	$1,752	$1.38	$1.70
MTM adjustments and settlements	617	720	0.59	0.70
Total fuel expense, adjusted	$2,064	$2,472	$1.97	$2.40
Change year-over-year	$(408)

	Six Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per gallon data)	2016	2015	2016	2015
Fuel purchase cost	$2,533	$3,686	$1.28	$1.89
Airline segment fuel hedge gains	270	341	0.14	0.18
Refinery segment impact	38	(176)	0.02	(0.09)
Total fuel expense	$2,841	$3,851	$1.44	$1.98
MTM adjustments and settlements	462	1,309	0.23	0.67
Total fuel expense, adjusted	$3,303	$5,160	$1.67	$2.65

Mainline:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Mainline average price per gallon	$1.37	$1.65	$1.46	$1.99
MTM adjustments and settlements	0.69	0.82	0.28	0.79
Mainline average price per gallon, adjusted	$2.06	$2.47	$1.74	$2.78

Non-Fuel Unit Cost or Cost per Available Seat Mile, Including Profit Sharing ("CASM-Ex"). We adjust CASM for the following items to determine CASM-Ex, including profit sharing for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to better understand and analyze our non-fuel costs and year-over-year financial performance.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze our recurring core performance in the periods shown.

Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations, and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

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Consolidated CASM-Ex:

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
CASM (cents)	12.16	12.88	12.68	13.46
Adjusted for:
Aircraft fuel and related taxes	(2.19)	(2.74)	(2.29)	(3.19)
Restructuring and other	–	(0.04)	–	(0.03)
Other expenses	(0.43)	(0.55)	(0.48)	(0.54)
CASM-Ex	9.54	9.55	9.91	9.70
Year-over-year change	~Flat

Mainline CASM-Ex:

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Mainline CASM (cents)	11.60	12.32	12.18	12.86
Adjusted for:
Aircraft fuel and related taxes	(2.08)	(2.54)	(2.21)	(3.06)
Other expenses	(0.42)	(0.56)	(0.48)	(0.53)
Mainline CASM-Ex	9.10	9.22	9.49	9.27

Operating Cash Flow, adjusted. We adjusted operating cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for capital expenditures, debt service or general corporate initiatives. Adjustments include:

Hedge deferral settlements. During the June 2016 quarter, we early terminated certain of our outstanding deferral transactions and made cash payments of $170 million, including normal settlements. Operating cash flow is adjusted to include these deferral settlements in order to allow investors to better understand the total net impact of hedging activities in the period shown.

Hedge margin and other. Operating cash flow is adjusted for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the periods shown.

	Three Months Ended	Three Months Ended
(in billions)	June 30, 2016	June 30, 2015
Net cash provided by operating activities (GAAP)	$3,215	$2,745
Adjustments:
Hedge deferral settlements	(170)	–
Hedge margin and other	(430)	(269)
Net cash provided by operating activities, adjusted	$2,615	$2,476

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Free Cash Flow. We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Adjustments include:

Hedge deferral settlements. During the June 2016 quarter, we early terminated certain of our outstanding deferral transactions and made cash payments of $170 million, including normal settlements. Free cash flow is adjusted to include these deferral settlements in order to allow investors to better understand the total net impact of hedging activities in the period shown.

Hedge margin and other. Free cash flow is adjusted for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the period shown.

Three Months Ended
(in billions)	June 30, 2016
Net cash provided by operating activities	$3,215
Net cash used in investing activities	(1,112)
Adjustments:
Hedge deferral settlements	(170)
Hedge margin and other	(430)
Net purchases of short-term investments and other	80
Total free cash flow	$1,583

Adjusted Net Debt. Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted debt by cash, cash equivalents and short-term investments, and hedge margin receivable, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile. Management has reduced adjusted debt by the amount of hedge margin receivable, which reflects cash posted to counterparties, as we believe this removes the impact of current market volatility on our unsettled hedges and is a better representation of the continued progress we have made on our debt initiatives.

(in billions)	June 30, 2016		June 30, 2015
Debt and capital lease obligations	$7,804		$9,157
Plus: unamortized discount, net and debt issuance costs	112		183
Adjusted debt and capital lease obligations		$7,916		$9,340
Plus: 7x last twelve months' aircraft rent		1,834		1,722
Adjusted total debt		9,750		11,062
Less: cash, cash equivalents and short-term investments		(2,951)		(3,787)
Less: hedge margin receivable		(22)		(134)
Adjusted net debt		$6,777		$7,141

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